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                                                                   EXHIBIT 12.1

GREAT LAKES CARBON CORPORATION
SELECTED HISTORICAL AND OTHER DATA

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                                                         YEAR ENDED DECEMBER 31,                   FIRST QUARTER
                                               ---------------------------------------------     ----------------
                                                1993     1994      1995      1996      1997       1997      1998
                                               -----     -----    ------    ------    ------     ------    ------
STATEMENT OF EARNNGS TO FIXED CHARGES:

(1) Income before income taxes                 4,878        55    21,451    42,707    34,675      6,840    12,474
                                               -----     -----    ------    ------    ------      -----    ------
(2) Fixed charges:
     Interest expense                          2,063     1,819     1,543    8,419     7,801       2,080     1,868
     Capitalized interest                          0         0         0        0       808           0       374
     Interest portion of rental expense          808        741      794      792       817         199       199
                                               -----     -----    ------    ------    ------      -----    ------
       Total fixed charges                     2,871     2,560     2,337     9,211     9,426      2,279     2,441

(3) Earnings:
     Income before income taxes                4,878        55    21,451    42,707    34,675      6,840    12,474
     Fixed charges                             2,871     2,560     2,337     9,211     9,426      2,279     2,441
     Capitalized interest                          0         0         0         0      (808)         0      (374)
                                               -----     -----    ------    ------    ------      -----    ------
       Total earnings                          7,749     2,615    23,788    51,918    43,293      9,119    14,541
                                               -----     -----    ------    ------    ------      -----    ------
                                               -----     -----    ------    ------    ------      -----    ------
Earnings to fixed charges (3/2)                  2.7x      1.0x     10.2x      5.6x      4.6x       4.0x      6.0x
                                               -----     -----    ------    ------    ------      -----    ------
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